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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Americabilia.com, Inc.
             (Exact name of registrant as specified in its charter)

                   Florida                                       65-0142472
        (State or other Jurisdiction                          (I.R.S. Employer
      of Incorporation or Organization)                      Identification No.)

5720 South Arville, Suite 114, Las Vegas, NV                       89118
  (Address of Principal Executive Offices)                       (Zip Code)

              CONSULTING SERVICES CONTRACT AND EMPLOYMENT CONTRACT
                              (Full Title of Plan)

                               Brian Dvorak, Esq.
                                  136 Arbor Way
                             Henderson Nevada, 89074
                     (Name and Address of agent for service)

                                  702-768-2960
          (Telephone Number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                               Brian Dvorak, Esq.
                            Dvorak & Associates, Ltd.
                        136 Arbor Way, Henderson NV 89074
                              Phone: (702) 768-2960
                               Fax: (702) 794-4532

                         CALCULATION OF REGISTRATION FEE

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                                          PROPOSED     PROPOSED
                                          MAXIMUM       MAXIMUM
                                          OFFERING     AGGREGATE      AMOUNT OF
TITLE OF SECURITIES     AMOUNT TO BE       PRICE       OFFERING     REGISTRATION
  TO BE REGISTERED      REGISTERED(1)     PER UNIT       PRICE         FEE (2)
--------------------------------------------------------------------------------
Common Stock,         3,037,000 shares     $0.02        $60,740        $75.00
par value
$.001 per share
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(1)  This Registration Statement relates to 3,037,000 shares of the Registrant's
     Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contract and Employment Contracts.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on October 10, 2002.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

     The information required to be provided pursuant to this Item to the individual participants is set forth in the consulting services contract and employment contracts with the Parties (the "Consulting Services Contract" and "Employment Contract"). See Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Written statement required to be provided to participants pursuant to this
Item 2:

     We will provide without charge to each participant upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Americabilia.com, Inc., 5720 S. Arville, Las Vegas, NV 89118
Attn: Armin Van Damme Phone: 220-6581

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the following documents filed by Americabilia.com, Inc., a Florida corporation ("ABIL" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

     (i) Registrant Statement on Form 10SB12G, filed on March 3, 2000 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

     (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001, September 30, 2001, March 31, 2002 and June 30,
2002; and

     (iii) Registrants annual report on Form 10-KSB for the year ended December 31, 2001; and

     (iv) Registrants 8k filed on October 9, 2002 and amendment thereto filed on November 6, 2002. All documents filed by us with the Commission pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporations bylaws in Article VI states:

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

SECTION 1. ACTIONS OTHER THAN BY THE CORPORATION.

     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in
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a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

SECTION 2. ACTIONS BY THE CORPORATION.

     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 3. SUCCESSFUL DEFENSE.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

SECTION 4. REQUIRED APPROVAL.

     Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

SECTION 5. ADVANCE OF EXPENSES.

     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

SECTION 6. OTHER RIGHTS.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE.

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

SECTION 8. RELIANCE ON PROVISIONS.

     Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

SECTION 9. SEVERABILITY.

     If any of the provisions of this Article are held to be invalid or unenforceable, this Article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this Article shall remain in full force and effect.

SECTION 10. RETROACTIVE EFFECT.

     To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VI shall apply to acts and actions occurring or in progress prior to its adoption by the board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

Exhibit No.                       Description of Exhibits
-----------                       -----------------------
    3.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form 10SB as filed with the Commission on March 3, 2000).

    3.2 Bylaws of the Company(filed as Exhibit 3.2 to the Company's Registration Statement on Form 10SB as filed with the Commission on March 3, 2000).

    4.1 Consulting Services Contract dated October 10, 2002 between Americabilia.com, Inc. and John E. Dhonau. (filed herewith).

    4.2        Employment Agreement with Armin Van Damme

    4.3        Employment Agreement with Rainer Eissing

    4.4        Employment Agreement with Othmar Van Dam

    4.5        Employment Agreement with Marc Janssens

    4.6        Employment Agreement with Oswaldus Van Dam

    5.1        Opinion of Brian Dvorak, Esq. (Filed herewith).

   23.1 Consent of Stonefield Josephson, Inc. Certified Public Accountants (filed herewith).

   23.2        Consent of Brian Dvorak, Esq. (Included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS

(a) UNDERTAKING TO UPDATE

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 12th day of November, 2002.


                                        Americabilia.com, Inc.


                                        By: /s/ Armin Van Damme
                                            ------------------------------------
                                            Armin Van Damme
                                            President


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this November 12, 2002.


            SIGNATURE                              TITLE
            ---------                              -----

/s/ Armin Van Damme                    President
-----------------------------------     (principal executive officer)
         Armin Van Damme


/s/ Othmar Van Dam                      Chief Financial Officer
-----------------------------------
         Othmar Van Dam